Exhibit 99.1

PRESS RELEASE

Cyren Announces Third Quarter 2019 Financial Results

- - -

Year-to-date revenue up 9% despite slight revenue decline during quarter

McLean, Va. – November 13, 2019 – Cyren (NASDAQ: CYRN) today announced its third quarter 2019 financial results for the period ending September 30, 2019.

During the third quarter, Cyren reported quarterly revenues of $9.5 million, compared to $9.6 million during the third quarter of 2018. For the first three quarters of 2019, year-to-date revenues were $28.9 million, which represents a 9% annual increase over the first three quarters of 2018.

GAAP net loss for the quarter was $3.5 million, compared to $4.4 million during the third quarter of 2018. Year-to-date, net loss declined to $12.7 million compared to a net loss of $13.8 million over the same period a year ago.

“Our top priority is driving more aggressive growth and we are refining our strategy to take advantage of the market opportunities we see,” said Brett Jackson, CEO of Cyren. “Our team has made very good progress over the past several months and are now very focused on execution. We expect to begin seeing the benefits from our key initiatives emerging over the next several quarters.”

Third Quarter 2019 Financial Highlights:

●	Revenues for the third quarter of 2019 were $9.5 million, compared to $9.6 million during the third quarter of 2018.

●	GAAP net loss for the third quarter of 2019 was $3.5 million, compared to a net loss of $4.4 million in the third quarter of 2018.

●	GAAP loss per basic and diluted share for the third quarter of 2019 was $0.06, compared to a loss of $0.08 per basic and diluted share for the third quarter of 2018.

●	Non-GAAP net loss for the third quarter of 2019 was $3.5 million, compared to a Non-GAAP net loss of $3.3 million for the third quarter of 2018.

●	Non-GAAP loss per basic and diluted share was $0.06 for the third quarter of 2019, compared to a Non-GAAP loss of $0.06 per share in third quarter of 2018.

•	Cash used in operating activities during the third quarter of 2019 was $1.7 million, compared to operating cash usage of $2.6 million during the third quarter of 2018.

●	Net cash flow for the third quarter of 2019 was negative $2.9 million, compared to negative $3.1 million during the third quarter of 2018.

●	Cash balance as of September 30, 2019, was $9.5 million, compared to $17.6 million as of December 31, 2018. This does not include the proceeds of the Rights Offering detailed below.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Rights Offering:

During the third quarter, Cyren announced a Rights Offering to shareholders of record as of September 25. Right holders were entitled to purchase one ordinary share at a subscription price of $1.73 per share. The Rights Offering closed on November 6, 2019 and generated approximately $8 million of gross proceeds to Cyren, which is not reflected in the September 30, 2019 cash balance. Pursuant to the Rights Offering, Cyren issued a total of 4,635,584 ordinary shares at $1.73 per share, including 4,624,277 shares issued to the company’s majority shareholder, WP XII Investments B.V., an entity controlled by funds affiliated with Warburg Pincus. After the offering, Cyren now has 59,319,391 shares outstanding.

Financial Results Conference Call:

The company will host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, November 13, 2019 to discuss third quarter results.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://webcasts.eqs.com/cyren20191113/.

For those unable to participate in the live conference call, a replay will be available until November 27, 2019. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13696074. An archived version of the webcast will also be available on the investor relations section of the company’s website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren’s 100% cloud security solutions to protect them against cyber attacks and data loss every day. Powered by the world’s largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with award-winning email security, cloud sandboxing and DNS filtering services for business, and threat intelligence solutions for service providers and security vendors like Microsoft, Google and Check Point. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our CEO transition, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

Company Contact
Mike Myshrall, CFO
Cyren
+1.703.760.3320
mike.myshrall@cyren.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30		September 30
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$9,496	$9,562	$28,862	$26,388

Cost of revenues	3,712	3,670	11,501	10,684

Gross profit	5,784	5,892	17,361	15,704

Operating expenses:

Research and development, net	3,516	4,336	11,990	11,355

Sales and marketing	3,027	3,931	10,473	12,133

General and administrative	2,484	2,166	7,314	6,151

Total operating expenses	9,027	10,433	29,777	29,639

Operating loss	(3,243)	(4,541)	(12,416)	(13,935)

Other income (expense), net	(3)	-	262	(17)

Financial income (expense), net	(321)	7	(642)	(91)

Loss before taxes	(3,567)	(4,534)	(12,796)	(14,043)

Tax benefit	37	107	117	201

Net loss	$(3,530)	$(4,427)	$(12,679)	$(13,842)

Loss per share - basic and diluted	$(0.06)	$(0.08)	$(0.23)	$(0.26)

Weighted average number of shares outstanding:
Basic and Diluted	54,554	53,679	54,389	53,503

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S.dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30		September 30
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$5,784	$5,892	$17,361	$15,704
GAAP gross margin	61%	62%	60%	60%
Plus:
Stock-based compensation	36	48	98	124
Amortization of intangible assets	758	907	2,364	2,692
Non-GAAP gross profit	6,578	6,847	19,823	18,520
Non-GAAP gross margin	69%	72%	69%	70%

GAAP operating loss	(3,243)	(4,541)	(12,416)	(13,935)
Plus:
Stock-based compensation	419	358	1,002	1,031
Amortization of intangible assets	883	1,060	2,736	3,157
Capitalization of technology	(1,118)	(242)	(2,510)	(1,886)
Non-GAAP operating loss	(3,059)	(3,365)	(11,188)	(11,633)

GAAP net loss	(3,530)	(4,427)	(12,679)	(13,842)
Plus:
Stock-based compensation expense	419	358	1,002	1,031
Intangible amortization expense	883	1,060	2,736	3,157
Adjustment to earn-out liabilities	-	23	-	75
Amortization of deferred tax assets	(55)	(62)	(170)	(188)
Gain from an earn-out liability settlement	-	-	(256)	-
Capitalization of technology	(1,169)	(242)	(2,627)	(1,886)
Non-GAAP net loss	$(3,452)	$(3,290)	$(11,994)	$(11,653)

Numerator for non-GAAP EPS calculation	$(3,452)	$(3,290)	$(11,994)	$(11,653)
Non-GAAP net loss per share	$(0.06)	$(0.06)	$(0.22)	$(0.22)

GAAP weighted-average shares used to compute net loss per share	54,554	53,679	54,389	53,503

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	September 30	December 31
	2019	2018
	Unaudited	Audited
Assets
Current Assets:
Cash and cash equivalents	$9,546	$17,571
Trade receivables, net	3,499	3,658
Deferred commissions	930	887
Prepaid expenses and other receivables	1,329	778
Total current assets	15,304	22,894

Long-term deferred commissions	1,646	1,880
Long-term lease deposits	782	821
Operating lease right-of-use assets	8,974	-
Severance pay fund	610	503
Property and equipment, net	4,437	4,608
Intangible assets, net	8,667	8,802
Goodwill	19,904	20,519
Total long-term assets	45,020	37,133
Total assets	$60,324	$60,027

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$1,402	$1,668
Employees and payroll accruals	3,690	3,959
Accrued expenses and other liabilities	1,421	910
Operating lease liabilities	1,298	-
Earn-out consideration	-	2,926
Deferred revenues	9,270	5,773
Total current liabilities	17,081	15,236

Deferred revenues	2,944	503
Convertible notes	10,000	10,000
Long-term operating lease liabilities	7,993	-
Deferred tax liability	912	1,130
Accrued severance pay	778	598
Other liabilities	337	700
Total long-term liabilities	22,964	12,931

Shareholders’ equity	20,279	31,860
Total liabilities and shareholders’ equity	$60,324	$60,027

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Nine months ended
	September 30		September 30
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited
Cash flows from operating activities:

Net loss	$(3,530)	$(4,427)	$(12,679)	$(13,842)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	-	-	1	14
Depreciation	484	438	1,420	1,434
Stock-based compensation	419	358	1,002	1,031
Amortization of intangible assets	885	1,060	2,736	3,157
Amortization of deferred commissions	(297)	445	(909)	1,005
Amortization of operating lease right-of-use assets	338	-	1,051	-
Interest on convertible notes	142	-	424	-
Other expenses (income) related to the earn-out consideration	-	23	(257)	75
Deferred taxes, net	(55)	(57)	(182)	(152)

Changes in assets and liabilities:
Trade receivables	(509)	(607)	196	(292)
Prepaid expenses and other receivables	168	306	(607)	(392)
Deferred commissions	353	(954)	1,101	(1,797)
Change in long-term lease deposits	2	5	25	(110)
Trade payables	559	375	(264)	306
Employees and payroll accruals, accrued expenses and other liabilities	39	346	(185)	677
Deferred revenues	(357)	110	5,997	3,040
Accrued severance pay, net	5	21	73	(120)
Operating lease liabilities	(342)	-	(1,075)	-
Other long-term liabilities	(15)	1	(126)	71
Net cash provided by (used in) operating activities	(1,711)	(2,557)	(2,258)	(5,895)

Cash flows from investing activities:

Proceeds from sale of property and equipment	1	-	1	-
Capitalization of technology, net of grants received	(1,027)	(384)	(2,462)	(1,844)
Purchase of property and equipment	(309)	(1,156)	(1,259)	(2,989)
Net cash used in investing activities	(1,335)	(1,540)	(3,720)	(4,833)

Cash flows from financing activities:

Payment of earnout liability	-	-	(2,680)	(604)
Proceeds from options exercised	231	984	743	1,276
Net cash provided by (used in) financing activities	231	984	(1,937)	672
Effect of exchange rate changes on cash	(76)	12	(124)	(39)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,891)	(3,101)	(8,039)	(10,095)
Cash, cash equivalents and restricted cash at the beginning of the period	13,008	17,234	18,156	24,228
Cash, cash equivalents and restricted cash at the end of the period	$10,117	$14,133	$10,117	$14,133

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$9,546	$13,527	$9,546	$13,527
Restricted cash included in long-term restricted lease deposits	571	606	571	606

Total cash, cash equivalents and restricted cash	$10,117	$14,133	$10,117	$14,133